UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2014

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Adjustments to Compensatory Arrangements of Certain Officers
On July 30, 2014, the Compensation Committee of the Board of Directors of Marathon Oil Corporation (the "Compensation Committee") approved compensation changes for T. Mitchell Little, Vice President International and Offshore Exploration and Production, and Lance W. Robertson, Vice President North America Production Operations, effective August 1, 2014, to reflect the increased scope of their positions. Mr. Little’s base salary was increased to $500,000, and his bonus target under our annual cash bonus program was set at 85% of base salary. Mr. Robertson’s base salary was increased to $510,000, and his bonus target under our annual cash bonus program was set at 85% of base salary.
Adoption of Nonqualified Stock Option Award Agreement
On July 30, 2014, the Compensation Committee adopted a form of Nonqualified Stock Option Award Agreement (the "Award Agreement"), which sets forth the terms for grants to executive officers, including our named executive officers, of certain options to purchase our common stock under the Marathon Oil Corporation 2012 Incentive Compensation Plan. The Award Agreement provides for, among other things, (i) notice of the amount, grant price and term of the award, (ii) vesting of the award at the rate of one-third per year over a three-year period, subject to continued service through each vesting date, (iii) immediate vesting of the award in the event of the grantee’s death, in which case the award may be exercised for up to three years following the termination date (or, if earlier, the expiration date of the award), (iv) immediate vesting of the award upon a change of control, in which case the award may be exercised in accordance with its original term, (v) expiration of the unvested portion of the award upon the grantee's retirement, in which case the vested portion of the award may be exercised for up to three years following the termination date (or, if earlier, the expiration date of the award), (vi) expiration of the award (whether vested or unvested) upon the grantee’s termination of employment for cause, (vii) expiration of the award in the event of termination of employment by the company other than for cause or as a result of the grantee's voluntary resignation, in which case the vested portion of the award may be exercised for up to 90 days following the termination date (or, if earlier, the expiration date of the award), (viii) the company's ability in certain specified circumstances to cancel the award or cause the grantee to repay in cash all or a portion of the award, (ix) procedures for exercising the award and (x) non-assignability of the award other than upon the grantee's death.
The foregoing summary is qualified in its entirety by reference to the Award Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1	Form of Marathon Oil Corporation 2012 Incentive Compensation Plan Nonqualified Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

August 1, 2014	By:	/s/ John R. Sult

Name: John R. Sult
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Marathon Oil Corporation 2012 Incentive Compensation Plan Nonqualified Stock Option Award Agreement